Exhibit 99

FOR IMMEDIATE RELEASE

Contact:	Ray Lawless
Chief Financial Officer
(813) 273-3000

Syniverse Announces Second Quarter 2004 Results

Tampa, Fla. – Aug. 3, 2004 – Syniverse Technologies (www.syniverse.com), a leading global communications company, reported net income of $10.6 million and adjusted EBITDA of $34.9 million on total revenues of $84.9 million for the second quarter ending June 30, 2004. Revenue excluding off-network database queries for the second quarter 2004 was $76.9 million. Additional information reconciling Syniverse’s adjusted EBITDA to net income (loss) is set forth below.

“Our strong results for the quarter indicate that the growth reported by wireless carriers is positively impacting our business,” said Syniverse Chief Executive Officer Ed Evans. “Throughout the first half of 2004, we have remained focused on enhancing global communications. We executed contracts with operators in Europe and Asia and generated significant interest in our GSM service offerings, particularly international, interstandard roaming services.”

“During the second quarter, we successfully implemented customers in tier two and tier three markets for Phase II WLNP. The availability of ubiquitous porting has contributed to an 8.8% increase in porting volumes as compared to the first quarter,” commented Ray Lawless, Syniverse chief financial officer. “In addition, we gained traction with new products such as international messaging and national calling name database services, which contributed to our strong performance.”

Second Quarter 2004 Results

Revenue

Total revenue was $84.9 million, a 10.8% increase over the first quarter’s total revenue of $76.7 million. Year-over-year, total revenue increased 25.9%. Total revenue excluding the pre-acquisition impact of Brience, increased 28.7% compared to the second quarter 2003. Additional information regarding the pre-acquisition impact of Brience is set forth below.

Total revenue excluding off-network database queries or pass-thru increased to $76.9 million from $69.3 million in the first quarter 2004, an 11.0% increase. Year-over-year, total revenue excluding pass-thru increased 29.6%. Excluding the pre-acquisition impact of Brience, total revenue excluding pass-thru increased 32.8% or $19 million compared to the second quarter 2003.

Network Services

Total network services revenue was $42.9 million, a 15.3% increase over the first quarter 2004. Year-over-year, total network services revenue increased by 22.2%. Excluding the pre-acquisition impact of Brience, total network services revenue increased by 27.6% compared to the second quarter 2003.

Network services revenue excluding pass-thru increased to $34.9 million from $29.8 million in the second quarter 2004, a 16.9% increase. Year-over-year, network services revenue excluding pass-thru increased 29.2%. Excluding the pre-acquisition impact of Brience, network services revenue excluding pass-thru increased 36.7% or $9.4 million compared to the second quarter 2003 due primarily to increases in SS7 related services, offset by decreases in Visibility® Services.

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Syniverse Technologies •One Tampa City Center, Suite 700, Tampa, FL 33602 • Tel +1 888.724.3579 • Outside North America +1 813.209.5944

www.syniverse.com

Syniverse Second Quarter Earnings/page two

Number Porting Services

Number porting services revenue increased by 5.8% over the first quarter 2004 to $11.8 million. This includes the first five weeks of Phase II WLNP. Year-to-date, number porting services has generated $22.9 million, compared to 2003’s year-to-date total of $0.7 million.

Technology Interoperability

Technology interoperability revenue totaled $18.3 million, a 19.8%, or $3.0 million increase over the first quarter 2004. Compared to the second quarter 2003, technology interoperability revenue increased by 7.2%, due to increases in clearing and settlement volumes.

Call Processing Services

Call processing services revenues decreased by 11.5% to $8.2 million, as compared to $9.3 million in the first quarter 2004. Year-over-year, call processing revenues have declined 26.1%, or $2.9 million. This reflects the continuing migration by carriers moving off our call processor to implement direct SS7 connections.

Other Outsourcing Services

Other outsourcing services revenue remained relatively flat at $3.7 million for the quarter and year-over-year.

Business Highlights

•	Successfully implemented Phase II wireless local number portability (WLNP) for 82 customers with subscribers in tier two and tier three markets.

•	Placed a managing director in Asia Pacific to build upon Syniverse’s leading position as a solutions provider in the region.

•	Executed the following customer contracts:

•	VOXmobile S.A. in Luxembourg for ACCESS S&E GSM clearinghouse services

•	Telecom Italia Sparkle for SCCP gateway services enabling international roaming between GSM operators in Europe and North America

•	Reliance Infocomm of India, a leading operator in one of the world’s fastest growing telecom markets, for CDMA international roaming services

•	Motorola for voice over Internet protocol (VoIP) signaling services to support converged wireless/IP/802.11-based PBX system

•	Mobileway for SMS ported number database services to enable delivery of millions of MSN Hotmail messages per month

•	Formed roaming agreement with Truckstop.net to expand the Syniverse Wi-Fi footprint, enabling secure wireless access to Wi-Fi enabled truck stops and travel plazas, including Petro, Love’s, Pilot and many other owned and operated locations.

Non-GAAP Measures

Syniverse’s adjusted EBITDA is determined by adding net interest income (expense), income taxes, depreciation, amortization, impairment losses on intangible assets, restructuring charges and (income) loss from discontinued operations to Syniverse’s net income (loss), and Brience’s pre-acquisition EBITDA loss (gain) from net income (loss). A reconciliation of adjusted EBITDA to net income (loss) is presented in the financial tables contained herein.

We believe that adjusted EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider adjusted EBITDA to be a meaningful indicator of future profitability. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. You should not construe adjusted EBITDA as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because all companies do not calculate adjusted EBITDA in the same manner, it may not be comparable to other similarly titled measures of other companies.

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Syniverse Second Quarter Earnings/page three

Brience Transaction

On July 23, 2003 Syniverse acquired Brience, Inc., at which time funds associated with GTCR Golder Rauner had a controlling interest in both companies (Brience Transaction). The Brience Transaction was accounted for as a combination of entities under common control, similar to a pooling of interests, whereby the assets and liabilities of Brience were combined at their historical amounts as of February 14, 2002, the date on which funds associated with GTCR Golder Rauner had control of both entities. Syniverse is presenting financial results including both the pre-acquisition pooling impact of the Brience Transaction, as well as excluding the impact of the Brience Transaction, to aid in the comparison of Syniverse’s 2003 financial results from its core recurring operations with historic periods. Financial tables detailing Brience components are included.

Second Quarter Earnings Call

Syniverse Technologies (www.syniverse.com) will host a conference call on August 4, 2004, at 9:00 a.m. (ET) to review second quarter results. To participate on this call, please dial 1 (888) 855-5487 (for U.S. callers) or +1 (719) 457-2666 (international direct dial). The pass code for this call is 668157.

A replay of this call will be available beginning Wednesday, August 4, 2004 at 1:00 p.m. (ET) through Tuesday, August 10, 2004, 5:00 p.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +1 (719) 457-0820 (international direct dial). The replay pass code is 668157.

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About Syniverse

Syniverse Technologies enables global communications by developing innovative business and network engineering solutions that manage and interconnect voice and data systems in more than 30 countries throughout the Americas, Asia Pacific and Europe. Syniverse provides technology interoperability, network services and number portability to nearly 300 mobile operators, wireline carriers, emerging telecom market entrants and enterprise customers. Products include SS7 intelligent network solutions, clearing and settlement services, voice and data roaming facilitation, revenue enhancement solutions and more than 25 other integrated services. Headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout North America and in The Netherlands, Syniverse has a global sales force in London, Luxembourg, Rome, Beijing, Hong Kong, Rio de Janeiro and Belo Horizonte. For more information, visit www.syniverse.com.

CUSIP: 87287VAB8 Bloomberg Tickers: SYNVER (Bond) 32497Z (Equity)

Cautions about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Syniverse Holdings, LLC

Condensed Consolidated Statements of Operations (unaudited)

(Dollars in thousands)

	Three Months Ended Jun 30, 2003	Three Months Ended Jun 30, 2004	Six Months Ended Jun 30, 2003	Six Months Ended Jun 30, 2004
Revenues excluding Off Network Database Queries	$59,337	$76,876	$115,611	$146,134
Off Network Database Queries	8,139	8,065	16,177	15,477

Total revenues	67,476	84,941	131,788	161,611
Cost of operations	26,637	36,271	53,280	71,426

Gross margin	40,839	48,670	78,508	90,185
Gross margin %	60.5%	57.3%	59.6%	55.8%
Gross margin % before Off Network Database Queries	68.8%	63.3%	67.9%	61.7%
Sales and marketing	4,527	5,169	9,652	10,444
General and administrative	10,150	8,647	19,575	17,516
Depreciation and amortization	9,279	9,891	18,269	20,181
Restructuring	—	289	1,841	289

Operating income	16,883	24,674	29,171	41,755
Other income (expense), net
Interest income (expense), net	(13,777)	(11,966)	(30,703)	(25,726)
Other, net	—	—	—	(6)

	(13,777)	(11,966)	(30,703)	(25,732)

Income (loss) before provision for income taxes	3,106	12,708	(1,532)	16,023
Provision for income taxes	1,819	2,088	360	4,192

Net income (loss)	1,287	10,620	(1,892)	11,831
Preferred unit dividends	(7,056)	(7,788)	(13,938)	(15,386)

Net income (loss) attributable to common stockholder/unitholders	$(5,769)	$2,832	$(15,830)	$(3,555)

Reconciliation to adjusted EBITDA
Net income (loss)	$1,287	$10,620	$(1,892)	$11,831
Interest (income) expense, net	13,777	11,966	30,703	25,726
Provision for income taxes	1,819	2,088	360	4,192
Depreciation and amortization	9,279	9,891	18,269	20,181
Restructuring	—	289	1,841	289
Pre Acquisition Brience EBITDA Loss	480	—	1,286	—

Adjusted EBITDA	$26,642	$34,854	$50,567	$62,219

As of Jun 30, 2004
Cash	$11,158
Senior debt (net of discount)	$190,210
Total debt (net of discount)	$431,637

Senior debt (outstanding face value)	$196,174
Total debt (outstanding face value)	$441,174

Syniverse Holdings, LLC

Details of Pooled Statements of Operations (unaudited)

(Dollars in thousands)

	Syniverse	Brience	Pooled Syniverse	Syniverse(1)
	Three Months Ended Jun 30, 2003	Three Months Ended Jun 30, 2003	Three Months Ended Jun 30, 2003	Three Months Ended Jun 30, 2004
Revenues excluding Off Network Database Queries	$57,869	$1,468	$59,337	$76,876
Off Network Database Queries	8,139	—	8,139	8,065

Total revenues	66,008	1,468	67,476	84,941
Cost of operations	26,310	327	26,637	36,271

Gross margin	39,698	1,141	40,839	48,670
Gross margin %	60.1%	77.7%	60.5%	57.3%
Gross margin % before Off Network Database Queries	68.6%	77.7%	68.8%	63.3%
Sales and marketing	4,288	239	4,527	5,169
General and administrative	8,768	1,382	10,150	8,647
Depreciation and amortization	9,273	6	9,279	9,891
Restructuring	—	—	—	289

Operating income	17,369	(486)	16,883	24,674
Other income (expense), net
Interest income (expense), net	(13,755)	(22)	(13,777)	(11,966)
Other, net	—	—	—	—

	(13,755)	(22)	(13,777)	(11,966)

Income (loss) before provision for income taxes	3,614	(508)	3,106	12,708
Provision for income taxes	1,819	—	1,819	2,088

Net income (loss)	1,795	(508)	1,287	10,620
Preferred unit dividends	(7,056)	—	(7,056)	(7,788)

Net income (loss) attributable to common stockholder/unitholders	$(5,261)	$(508)	$(5,769)	$2,832

Reconciliation to adjusted EBITDA
Net income (loss)	$1,795	$(508)	$1,287	$10,620
Interest (income) expense, net	13,755	22	13,777	11,966
Provision for income taxes	1,819	—	1,819	2,088
Depreciation and amortization	9,273	6	9,279	9,891
Restructuring	—	—	—	289
Pre Acquisition Brience EBITDA Loss	—	—	480	—

Adjusted EBITDA	$26,642	$(480)	$26,642	$34,854

Notes:

1)	Syniverse includes results from the acquired Brience for the entire period.

Syniverse Holdings, LLC

Details of Pooled Statements of Operations (unaudited)

(Dollars in thousands)

	Syniverse	Brience	Pooled Syniverse	Syniverse(1)
	Six Months Ended Jun 30, 2003	Six Months Ended Jun 30, 2003	Six Months Ended Jun 30, 2003	Six Months Ended Jun 30, 2004
Revenues excluding Off Network Database Queries	$112,630	$2,981	$115,611	$146,134
Off Network Database Queries	16,177	—	16,177	15,477

Total revenues	128,807	2,981	131,788	161,611

Cost of operations	52,413	867	53,280	71,426

Gross margin	76,394	2,114	78,508	90,185

Gross margin %	59.3%	70.9%	59.6%	55.8%
Gross margin % before Off Network Database Queries	67.8%	70.9%	67.9%	61.7%

Sales and marketing	9,165	487	9,652	10,444
General and administrative	16,661	2,914	19,575	17,516
Depreciation and amortization	18,221	48	18,269	20,181
Restructuring	1,841	—	1,841	289

Operating income (loss)	30,506	(1,335)	29,171	41,755
Other income (expense), net
Interest income (expense), net	(30,687)	(16)	(30,703)	(25,726)
Other, net	(1)	1	—	(6)

	(30,688)	(15)	(30,703)	(25,732)

Income (loss) before provision for income taxes	(182)	(1,350)	(1,532)	16,023

Provision for income taxes	360	—	360	4,192

Net income (loss)	(542)	(1,350)	(1,892)	11,831
Preferred unit dividends	(13,938)	—	(13,938)	(15,386)

Net (loss) attributable to common stockholder/unitholders	$(14,480)	$(1,350)	$(15,830)	$(3,555)

Reconciliation to adjusted EBITDA
Net income (loss)	$(542)	$(1,350)	$(1,892)	$11,831
Interest (income) expense, net	30,687	16	30,703	25,726
Provision for income taxes	360	—	360	4,192
Depreciation and amortization	18,221	48	18,269	20,181
Restructuring	1,841	—	1,841	289
Pre Acquisition Brience EBITDA Loss	—	—	1,286	—

Adjusted EBITDA	$50,567	$(1,286)	$50,567	$62,219

Notes:

1)	Syniverse includes results from the acquired Brience for the entire period.